UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
 ____________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016

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Del Taco Restaurants, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001-36197	46-3340980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25521 Commercentre Drive
Lake Forest, CA 92630
(Address of Principal executive offices, including Zip Code)

(949) 462-9300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Del Taco Restaurants, Inc. (the "Company") held the annual meeting of stockholders to:

1.	consider and vote upon a proposal to elect three directors to serve on the Company's board of directors as Class III directors; and

2.	consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2017.
There were 38,604,164 shares of the Company's common stock issued and outstanding on the record date for the annual meeting of stockholders. The results for each matter voted on were as follows:

a.    The Company's stockholders elected three nominees to serve on the board of directors as Class III directors, based on the following votes:

Nominee	Votes For	Withheld	Broker Non-Votes
Ari B. Levy	23,602,874	286,478	3,132,660
Paul J.B. Murphy, III	23,707,298	182,054	3,132,660
R.J. Melman	23,796,620	92,732	3,132,660

b.    The Company's stockholders ratified the appointment of Ernst & Young as the Company's independent registered public accounting firm for the fiscal year ending January 3, 2017, based on the following votes:

Votes For	Votes Against	Abstain
26,973,880	47,813	319

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TACO RESTAURANTS, INC.

By:	/s/ Steven L. Brake
Name:	Steven L. Brake
Title:	Executive Vice President and Chief Financial Officer

Date: May 31, 2016